    As filed with the Securities and Exchange Commission on January 14, 2000
                                                  Registration No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 -------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 -------------

                                 GENENTECH, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                 94-2345624
    (State of Incorporation)            (I.R.S. Employer Identification No.)

                                 -------------

                                    1 DNA Way
                   South San Francisco, California 94080-4990
                   (Address of principal executive (Zip Code)
                                    offices)

                                 -------------

                                 Genentech, Inc.
                          Tax Reduction Investment Plan
                           (Full titles of the plans)


                           Stephen G. Juelsgaard, Esq.
              Senior Vice President, General Counsel and Secretary
                                 Genentech, Inc.
                                    1 DNA Way
                   South San Francisco, California 94080-4990
                     (Name and address of agent for service)



                                 (650) 225-1000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                        Proposed Maximum    Proposed Maximum
    Title of Securities                                     Offering           Aggregate           Amount of
     to be Registered        Amount to be Registered   Price per Share(1)   Offering Price(1)   Registration Fee
-------------------------------------------------------------------------------------------------------------------
  Common stock, par value        1,000,000 shares           $125.125          $125,125,000         $34,784.75
    $.02 per share (2)
===================================================================================================================

(1) The Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, with reference to the high and low prices January 10, 2000, reported on the New York Stock Exchange of $129.00 and $121.25, respectively, the average of which is $125.125. The Proposed Maximum Offering Price Per Share represents this average.

(2) In addition, pursuant to Rule 416(c) of the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3:  INCORPORATION OF DOCUMENTS BY REFERENCE

         In this Registration Statement, "Genentech," "we," "us" and "our" refer to Genentech, Inc. The Securities and Exchange Commission, or SEC, allows us to "incorporate by reference" the information we file with it, which means we can disclose important information by referring to those documents. The information included in the following documents is incorporated by reference and is considered to be a part of this Registration Statement. The most recent information that we file with the SEC automatically updates and supersedes more dated information. We have previously filed the following documents with the SEC and incorporate them by reference into this Registration Statement:

         (a) Our annual report on Form 10-K for the year ended December 31, 1998;

         (b) Our quarterly reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999;

         (c) Our current report on Form 8-K filed June 28, 1999;

         (d) Our current report on Form 8-K filed July 28, 1999;

         (e) The description under the heading "Description of Capital Stock" relating to our common stock in the prospectus included in our Amendment No. 2 to the Registration Statement on Form S-3 (Registration No. 333-88651) filed with the SEC on October 20, 1999, and the description under the heading "Description of Capital Stock" relating to the common stock in the our final prospectus filed with the SEC on October 21, 1999 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which is commonly known as the Securities Act, including any amendment or report filed for the purpose of updating that description; and

         (f) Our current report on Form 8-K filed November 3, 1999.

         (g) Our current report on Form 8-K filed January 14, 2000.

         We also incorporate by reference all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which is commonly known as the Exchange Act, until all of the shares registered under this Registration Statement are sold.

         We will provide without charge to each person to whom a prospectus is delivered, including any beneficial owner, a copy of any or all of the information that has been incorporated by reference in this Registration Statement. If you would like to obtain this information from us, please direct your request to the Investor Relations Department, either in writing or by telephone, to Genentech, Inc., 1 DNA Way, South San Francisco, California 94080, Attention Investor Relations (650) 225-1260.


ITEM 4:  DESCRIPTION OF SECURITIES

          We have incorporated by reference the description under the heading "Description of Capital Stock" relating to our common stock in the prospectus included in our Amendment No. 2 to the Registration Statement on Form S-3 (Registration No. 333-88651) filed with the SEC on October 20, 1999, and the description under the heading "Description of Capital Stock" relating to the common stock in the our final prospectus filed with the SEC on October 21, 1999 pursuant to Rule 424(b) under the Securities Act, including any amendment or report filed for the purpose of updating that description.


ITEM 5:  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Stephen G. Juelsgaard, Senior Vice President, General Counsel and Secretary of Genentech, is an officer of Genentech and has enrolled in the Genentech, Inc. Tax Reduction Plan, which is referred to as the "Plan."

ITEM 6:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our certificate of incorporation limits, to the fullest extent permitted by Delaware corporate law, the personal liability of directors for monetary damages for breach of their fiduciary duties.

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

         Our board of directors may provide similar indemnification to our officers, employees and agents as it deems appropriate and as authorized by Delaware law. We may purchase insurance on behalf of any director, officer, employee or agent against any expense incurred by such person in his or her capacity.

         Our certificate of incorporation also provides that Roche and the officers or directors of Roche Holdings, Inc., or Roche, which is our majority stockholder, will not be presumed liable to us or our stockholders for breach of any fiduciary duty or duty of loyalty, failure to act in the best interests of Genentech, or receipt of any improper personal benefit, simply because Roche or any director or officer of Roche, in good faith, takes any action, exercises any right or gives or withholds any consent with respect to any agreement or contract between Roche and Genentech.

         In addition, Roche will not be liable to us or our stockholders for breach of any fiduciary duty if Roche pursues or acquires a potential corporate opportunity of ours or does not inform us of a potential corporate opportunity. If a director, officer or employee of Genentech who is also a director, officer or employee of Roche knows of a potential transaction or matter that may be a corporate opportunity both for Genentech and Roche, the director, officer or employee is entitled to offer the corporate opportunity to us or Roche as the director, officer or employee deems appropriate under the circumstances in his or her sole discretion, and no such director, officer or employee will be liable to us or our stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in our best interests or the derivation of any improper personal benefit by reason of the fact that such director, officer or employee offered such corporate opportunity to Roche (rather than to us) or did not communicate information regarding such corporate opportunity to us, or Roche pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another person or does not communicate the corporate opportunity to us.

         Neither Roche nor any officer or director thereof shall be liable to us or our stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in (or not opposed to) our best interests or the derivation of any improper personal benefit by reason of the fact that Roche or an officer of director thereof in good faith takes any action or exercises any rights or gives or withholds any consent in connection with any agreement or contract between Roche and Genentech. No vote cast or other action taken by any person who is an officer, director or other representative of Roche, which vote is cast or action is taken by such person in his capacity as a director of Genentech, shall constitute an action of or the exercise of a right by or a consent of Roche for the purpose of any such agreement or contract.


ITEM 7:  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8:  EXHIBITS

EXHIBIT
NUMBER                             DESCRIPTION
    5        Opinion of Stephen G. Juelsgaard, Esq.

   15.1      Letter re: Unaudited Interim Financial Information.

   23.1      Consent of Ernst & Young LLP, independent auditors.

   23.2 Consent of Stephen G. Juelsgaard, Esq. is contained in Exhibit 5 to this Registration Statement.

   24        Power of Attorney is contained on the signature pages.

   99.1      Genentech, Inc. Tax Reduction Investment Plan. (*)

   99.2      Amendment No. 1 to the Genentech, Inc. Tax Reduction Investment
             Plan.

   99.3      Amendment No. 2 to the Genentech, Inc. Tax Reduction Investment
             Plan.

   99.4      Amendment No. 3 to the Genentech, Inc. Tax Reduction Investment
             Plan.

   99.5      Trust Agreement.

   99.6      Amendment No. 1 to Trust Agreement.

   99.7      Amendment No. 2 to Trust Agreement.

   99.8      Amendment No. 3 to Trust Agreement.

   99.9      Amendment No. 4 to Trust Agreement.

   99.10     Amendment No. 5 to Trust Agreement.

   99.11     Amendment No. 6 to Trust Agreement.

   99.12     Amendment No. 7 to Trust Agreement.

---------------
(*)   Previously filed.


ITEM 9:  UNDERTAKINGS

1.       The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
         Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on January 14, 2000.




                    GENENTECH, INC.


                    By:     /s/  STEPHEN G. JUELSGAARD
                            ----------------------------------------------------
                    Name:   Stephen G. Juelsgaard
                    Title:  Senior Vice President, General Counsel and Secretary

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen G. Juelsgaard and Cynthia J. Ladd, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Post-Effective Amendment No. 1 to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                    SIGNATURE                                     TITLE                            DATE
           /s/ ARTHUR D. LEVINSON                Principal Executive Officer and Director    January 14, 2000
-------------------------------------------
               Arthur D. Levinson

          /s/ LOUIS J. LAVIGNE, JR.              Principal Financial Officer                 January 14, 2000
-------------------------------------------
              Louis J. Lavigne, Jr.

             /s/ JOHN M. WHITING                 Principal Accounting Officer                January 14, 2000
-------------------------------------------
                 John M. Whiting

            /s/ HERBERT W. BOYER                 Director                                    January 14, 2000
-------------------------------------------
                Herbert W. Boyer

             /s/ FRANZ B. HUMER                  Director                                    January 14, 2000
-------------------------------------------
                 Franz B. Humer

          /s/ JONATHAN K.C. KNOWLES              Director                                    January 14, 2000
-------------------------------------------
              Jonathan K.C. Knowles

           /s/ CHARLES A. SANDERS                Director                                    January 14, 2000
-------------------------------------------
               Charles A. Sanders

              /s/ MARK RICHMOND                  Director                                    January 14, 2000
-------------------------------------------
                  Mark Richmond

                                  EXHIBIT INDEX



EXHIBIT
NUMBER                             DESCRIPTION
    5        Opinion of Stephen G. Juelsgaard, Esq.

   15.1      Letter re: Unaudited Interim Financial Information.

   23.1      Consent of Ernst & Young LLP, independent auditors.

   23.2 Consent of Stephen G. Juelsgaard, Esq. is contained in Exhibit 5 to this Registration Statement.

   24        Power of Attorney is contained on the signature pages.

   99.1      Genentech, Inc. Tax Reduction Investment Plan. (*)

   99.2      Amendment No. 1 to the Genentech, Inc. Tax Reduction Investment
             Plan.

   99.3      Amendment No. 2 to the Genentech, Inc. Tax Reduction Investment
             Plan.

   99.4      Amendment No. 3 to the Genentech, Inc. Tax Reduction Investment
             Plan.

   99.5      Trust Agreement.

   99.6      Amendment No. 1 to Trust Agreement.

   99.7      Amendment No. 2 to Trust Agreement.

   99.8      Amendment No. 3 to Trust Agreement.

   99.9      Amendment No. 4 to Trust Agreement.

   99.10     Amendment No. 5 to Trust Agreement.

   99.11     Amendment No. 6 to Trust Agreement.

   99.12     Amendment No. 7 to Trust Agreement.

---------------
(*)   Previously filed.